                                                                    Exhibit 99.1

For Immediate Release

Contact: Paul Colasono, CFO
Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com

FRANKLIN CREDIT MANAGEMENT ANNOUNCES REVISION TO FINANCIAL STATEMENTS

NEW YORK, April 5, 2006 -- Franklin Credit Management Corporation (Nasdaq National Market: FCMC - News), today announced that it will restate its financial statements for the full years of 2004 and 2003, all quarterly periods in 2004, and the three quarterly periods in 2005 in order to expense certain fees and costs related to the successful acquisition of pools of residential mortgage loans. The Company’s management and its Audit Committee, following full discussion with Deloitte & Touche LLP, and with the Board of Directors, has determined that a restatement is appropriate in order to adhere to its most recent interpretation of U.S. Generally Accepted Accounting Principles as they apply to certain fees and costs directly related to successful investments in purchased pools of residential mortgage loans under SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating and Acquiring Loans and Initial Direct Costs of Leases.”

These fees and costs had previously been deferred and amortized over the estimated life of the acquired assets in accordance with the Company’s interpretation of the appropriate accounting, adopted in 1998 after consultation with Deloitte & Touche LLP, the Company’s independent public accountants. This restatement only affects the timing of recognition of these fees and costs rather than the fundamental economics of the investment in these pools of loans or the Company’s business. Specifically, it does not impact the Company’s operations, cash flows, investment decisions or compliance with borrowing agreements with the Company’s lenders.

The Company’s restated financial statements also will include certain other adjustments that effect net income for the periods referred to above. The estimated aggregate impact of these adjustments is a net after tax decrease in net income of $771,000 ($0.11 per diluted share) and $439,000 ($0.07 per diluted share) for the previously reported full years of 2004 and 2003, respectively, and a net after tax decrease in net income of $257,000 ($0.04 per diluted share) for the nine-months ended September 30, 2005. In addition, in order to reflect the effect of these adjustments to net income in the years prior to 2003, the opening balance of stockholders’ equity at January 1, 2003 will be reduced by approximately $1.2 million.

In addition, the Company will restate (for the same periods discussed above) previously reported “Cash and cash equivalents” to classify the restricted portion separately on the balance sheet with related adjustments to the statements of cash flows in accordance with SFAS No. 95, “Statement of Cash Flows”, and will restate the presentation of deferred origination costs for loans sold by reclassifying these costs from “Collection, general and administrative” expenses to “Gain on sale of originated loans held for sale”. Neither restatement will have an impact on previously reported net income.

The Company, in consultation with Deloitte & Touche, is also re-evaluating its accounting treatment for success fees both currently and potentially payable to its principal lender following repayment of existing term debt. If the Company determines that SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” is applicable for such success fees, additional adjustments will be made to the financial statements for the periods mentioned above. SFAS No. 133 would require establishing and maintaining an estimate of the anticipated net present value of future payment of such fees at each reporting period and amortizing to interest expense that estimate over the estimated pay down of the related term debt. While the Company has not yet completed its evaluation of this accounting matter, the potential after tax impact on net income is estimated to be a decrease of approximately $500,000 for the full year of 2004 and approximately $500,000 for the previously reported nine-months ended September 30, 2005. The Company has not yet estimated the potential impact on net income for the full year 2003.

As of this date, the Company has not completed its assessment of the accounting matters discussed above, and Deloitte & Touche LLP has not completed its audit. Accordingly, there can be no assurance that the results of any adjustments will not differ materially from those disclosed today. The Company filed a Form 12b-25 with the Securities Exchange Commission to extend the filing deadline of its Form 10-K and audited financial statements, and expects to file its 10-K on or before this deadline.

The Company has identified certain material weaknesses in its internal control over financial reporting relating to the items discussed above, which weaknesses are in the process of being remedied.

About Franklin Credit Management Corporation

Franklin Credit Management Corporation ("Franklin") is a specialty consumer finance company primarily engaged in two related lines of business -- the acquisition, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans; and the origination of non-prime mortgage loans for the company's portfolio and for sale into the secondary market. Franklin focuses on acquiring and originating loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The company typically purchases loan portfolios at a discount to the unpaid principal balance and originates loans with interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans. Franklin originates non-prime loans through its wholly-owned subsidiary, Tribeca Lending Corp. and generally holds for investment the loans acquired and a significant portion of the loans originated. The company's executive offices are headquartered in New York City and its new administrative and operations office is located in Jersey City, New Jersey. Additional information on the company is available on the Internet at our website at www.franklincredit.com. Franklin's common stock is listed on the NASDAQ National Market under the symbol "FCMC".

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of our relations with our sole lender and the lender’s willingness to extend additional credit to us; (iii) the availability for purchases of additional loans; (iv) the availability of sub-prime borrowers for the origination of additional loans; (vi) changes in the statutes or regulations applicable to our business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of our regulatory compliance; and (viii) other risks detailed from time to time in our SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and “Risk Factors” contained in the Company’s S-1 filing, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.